================================================================================



                                    TXU CORP.

                                       AND

                            THE CHASE MANHATTAN BANK
                      AS COLLATERAL AGENT, CUSTODIAL AGENT
                           AND SECURITIES INTERMEDIARY

                                       AND

                              THE BANK OF NEW YORK
                           AS PURCHASE CONTRACT AGENT




                                PLEDGE AGREEMENT




                           DATED AS OF OCTOBER 1, 2001




================================================================================


                                TABLE OF CONTENTS
                                -----------------
                                                                        Page No.
                                                                        --------
SECTION 1.  DEFINITIONS.......................................................3

SECTION 2.  PLEDGE; CONTROL AND PERFECTION....................................6

  SECTION 2.1.   THE PLEDGE...................................................6

  SECTION 2.2.   CONTROL AND PERFECTION.......................................7

SECTION 3.  DISTRIBUTIONS ON PLEDGED COLLATERAL...............................9

SECTION 4.  SUBSTITUTION, RELEASE, REPLEDGE AND SETTLEMENT OF DEBT
            SECURITIES.......................................................10

  SECTION 4.1.   SUBSTITUTION FOR DEBT SECURITIES AND THE CREATION OF
                 TREASURY UNITS..............................................10

  SECTION 4.2.   SUBSTITUTION FOR TREASURY SECURITIES AND THE CREATION
                 OF CORPORATE UNITS..........................................12

  SECTION 4.3.   TERMINATION EVENT...........................................13

  SECTION 4.4.   CASH SETTLEMENT.............................................14

  SECTION 4.5.   EARLY SETTLEMENT............................................16

  SECTION 4.6.   APPLICATION OF PROCEEDS; SETTLEMENT.........................17

SECTION 5.  VOTING RIGHTS--DEBT SECURITIES...................................18

SECTION 6.  RIGHTS AND REMEDIES; SUBSTITUTION OF A TREASURY PORTFOLIO
            FOR DEBT SECURITIES..............................................19

  SECTION 6.1.   RIGHTS AND REMEDIES OF THE COLLATERAL AGENT.................19

  SECTION 6.2.   SUBSTITUTION OF A TREASURY PORTFOLIO FOR DEBT SECURITIES....20

  SECTION 6.3.   SUBSTITUTIONS...............................................21

SECTION 7.  REPRESENTATIONS AND WARRANTIES; COVENANTS........................22

  SECTION 7.1.   REPRESENTATIONS AND WARRANTIES..............................22

  SECTION 7.2.   COVENANTS...................................................22

SECTION 8.  THE COLLATERAL AGENT.............................................23

  SECTION 8.1.   APPOINTMENT, POWERS AND IMMUNITIES..........................23

  SECTION 8.2.   INSTRUCTIONS OF THE COMPANY.................................24

  SECTION 8.3.   RELIANCE BY COLLATERAL AGENT................................24

  SECTION 8.4.   RIGHTS IN OTHER CAPACITIES..................................24

  SECTION 8.5.   NON-RELIANCE ON COLLATERAL AGENT............................25

  SECTION 8.6.   COMPENSATION AND INDEMNITY..................................25

  SECTION 8.7.   FAILURE TO ACT..............................................25

  SECTION 8.8.   RESIGNATION OF COLLATERAL AGENT.............................26

  SECTION 8.9.   RIGHT TO APPOINT AGENT OR ADVISOR...........................27

  SECTION 8.10.  SURVIVAL....................................................27

  SECTION 8.11.  EXCULPATION.................................................27

SECTION 9.  AMENDMENT........................................................27

  SECTION 9.1.   AMENDMENT WITHOUT CONSENT OF HOLDERS........................27

  SECTION 9.2.   AMENDMENT WITH CONSENT OF HOLDERS...........................28

  SECTION 9.3.   EXECUTION OF AMENDMENTS.....................................28

  SECTION 9.4.   EFFECT OF AMENDMENTS........................................28

  SECTION 9.5.   REFERENCE TO AMENDMENTS.....................................29

SECTION 10. MISCELLANEOUS....................................................29

  SECTION 10.1.  NO WAIVER...................................................29

  SECTION 10.2.  GOVERNING LAW...............................................29

  SECTION 10.3.  NOTICES.....................................................29

  SECTION 10.4.  SUCCESSORS AND ASSIGNS......................................30



                                       i


  SECTION 10.5.  COUNTERPARTS................................................30

  SECTION 10.6.  SEVERABILITY................................................30

  SECTION 10.7.  EXPENSES, ETC...............................................30

  SECTION 10.8.  SECURITY INTEREST ABSOLUTE..................................31



                                PLEDGE AGREEMENT

          PLEDGE AGREEMENT, dated as of October 1, 2001 (this "Agreement"), by and among TXU Corp., a Texas corporation (the "Company"), as pledgee, The Chase Manhattan Bank, a New York banking corporation, not individually but solely as collateral agent (in such capacity, together with its successors in such capacity, the "Collateral Agent"), as custodial agent (in such capacity, together with its successors in such capacity, the "Custodial Agent") and as a "securities intermediary" as defined in Section 8-102(a)(14) of the Code (as defined herein) (in such capacity, together with its successors in such capacity, the "Securities Intermediary"), and The Bank of New York, a New York banking corporation, not individually but solely as purchase contract agent and as attorney-in-fact of the Holders (as defined in the Purchase Contract Agreement) from time to time of the Securities (as hereinafter defined) (in such capacity, together with its successors in such capacity, the "Purchase Contract Agent") under the Purchase Contract Agreement (as hereinafter defined).

                                    RECITALS

          The Company and the Purchase Contract Agent are parties to the Purchase Contract Agreement, dated as of the date hereof (as modified and supplemented and in effect from time to time, the "Purchase Contract Agreement"), pursuant to which there may be issued up to 20,000,000 new securities (the "Securities") of the Company.

          The Securities will initially consist of 17,500,000 units (referred to as "Equity Units") with a stated amount, per Equity Unit, equal to $50 (the "Stated Amount"). The Equity Units will initially consist of 17,500,000 Corporate Units and 0 Treasury Units. Each Corporate Unit will initially be comprised of (a) a stock purchase contract (as modified and supplemented and in effect from time to time, a "Purchase Contract") under which (i) the Holder will purchase from the Company not later than November 16, 2004 ("First Purchase Contract Settlement Date"), for $25 in cash, a number of newly issued shares of common stock, without par value, of the Company ("Common Stock") equal to the applicable Settlement Rate (as defined in the Purchase Contract Agreement), (ii) the Holder will purchase from the Company not later than November 16, 2005 ("Second Purchase Contract Settlement Date", and with the First Purchase Contract Settlement Date, each a "Purchase Contract Settlement Date"), for $25 in cash, a number of newly issued shares of Common Stock equal to the applicable Settlement Rate and (iii) the Company will pay certain Contract Adjustment Payments (as defined in the Purchase Contract Agreement) to the Holders as provided in the Purchase Contract Agreement, and (b) either (A) prior to the First Purchase Contract Settlement Date so long as no Tax Event Redemption has occurred, (i) beneficial ownership of a Series K Senior Note due November 16, 2006 of the Company ("Series K Note"), having a principal amount of $25, and a Series L Senior Note due November 16, 2007 of the Company ("Series L Note", and together with the Series K Note, the "Debt Securities"), having a principal amount of $25, or (ii) following a successful remarketing of the Series K Notes on the third Business Day immediately preceding August 16, 2004, $25 principal amount of Series L Notes and the Applicable Ownership Interest in the 3-Year Treasury Portfolio (as defined below), (B) from the First Purchase Contract Settlement Date to the Second Purchase Contract Settlement Date so long as no Tax Event Redemption has occurred, (i) beneficial ownership of a Series L Note, having a principal amount of $25, or (ii) following a successful remarketing of the Series L Notes on the third Business Day immediately preceding August 16, 2005, the Applicable Ownership Interest in the 4-Year Treasury Portfolio (as defined below), or (C) upon the occurrence of a Tax Event Redemption prior to the Second Purchase Contract Settlement Date, the appropriate Applicable Ownership Interest in the Tax Event Treasury Portfolio (as defined below).

          Each Treasury Unit will initially be comprised of (a) a Purchase Contract under which (i) the Holder will purchase from the Company not later than the First Purchase Contract Settlement Date, for $25 in cash, a number of newly issued shares of Common Stock equal to the applicable Settlement Rate,
(ii) the Holder will purchase from the Company not later than the Second Purchase Contract Settlement Date, for $25 in cash, a number of newly issued shares of Common Stock of the Company equal to the applicable Settlement Rate and (iii) the Company will pay certain Contract Adjustment Payments to the Holders as provided in the Purchase Contract Agreement, and (b) (i) prior to the First Purchase Contract Settlement Date, a 1/40, or 2.5% undivided beneficial ownership interest in a zero-coupon U.S. Treasury Security having a principal amount at maturity equal to $1,000 and maturing on November 15, 2004 (CUSIP No. 912803AB9) ("3-Year Treasury Security") and a 1/40, or 2.5% undivided beneficial ownership interest in a zero coupon U.S. Treasury Security having a principal amount at maturity equal to $1,000 and maturing on November 15, 2005 (CUSIP No. 912820BQ9) ("4-Year Treasury Security" and with the 3-Year Treasury Security, the "Treasury Securities" and each a "Treasury Security") and (ii) from the First Purchase Contract Settlement Date to the Second Purchase Contract Settlement Date, a 1/40, or 2.5%, undivided beneficial interest in a 4-Year Treasury Security.

          Pursuant to the terms of the Purchase Contract Agreement, the Company may issue up to 2,500,000 additional Corporate Units and, if the Company issues such additional Corporate Units, the related Debt Securities will be pledged hereunder.

          Pursuant to the terms of the Indenture (as defined below), the Company will issue the Series K Notes and the Series L Notes in equal aggregate principal amounts which together will be equal to or greater than the aggregate Stated Amount of all Corporate Units.

          Pursuant to the terms of the Purchase Contract Agreement and the Purchase Contracts, the Holders, from time to time, of the Securities have irrevocably authorized the Purchase Contract Agent, as attorney-in-fact of such Holders, among other things, to execute and deliver this Agreement on behalf of such Holders and to grant the pledge provided hereby of the Debt Securities, any Applicable Ownership Interest in the Treasury Portfolio and any Treasury Securities to secure each Holder's obligations under the related Purchase Contract, as provided herein and subject to the terms hereof. Upon such pledge, the Debt Securities will be beneficially owned by the Holders but will be owned of record by the Purchase Contract Agent subject to the Pledge hereunder, and the Treasury Securities (and the appropriate Applicable Ownership Interest in a Treasury Portfolio) will be beneficially owned by the Holders but will be held in book-entry form by the Securities Intermediary subject to the Pledge hereunder.

          Accordingly, the Company, the Collateral Agent, the Securities Intermediary, the Custodial Agent and the Purchase Contract Agent, on its own behalf and as attorney-in-fact of the Holders from time to time of the Securities, agree as follows:

SECTION 1.  DEFINITIONS.
            -----------

          For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (b) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

          (c) terms not otherwise defined herein are used herein with the meaning ascribed to them in the Purchase Contract Agreement.

          "3-YEAR TREASURY SECURITY" has the meaning specified in the Recitals.

          "4-YEAR TREASURY SECURITY" has the meaning specified in the Recitals.

          "AGREEMENT" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

          "BANKRUPTCY CODE" means title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

          "BUSINESS DAY" means any day other than a Saturday, a Sunday or any other day on which banking institutions in The City of New York (in the State of New York) are permitted or required by any applicable law to close.

          "CASH" means any coin or currency of the United States as at the time shall be legal tender for payment of public and private debts.

          "CODE" has the meaning specified in Section 6.1 hereof.

          "COLLATERAL" has the meaning specified in Section 2.1 hereof.

          "COLLATERAL ACCOUNT" means the securities account (number 160881.1) maintained at The Chase Manhattan Bank in the name "The Bank of New York, as Purchase Contract Agent on behalf of the holders of Securities subject to the security interest of The Chase Manhattan Bank as Collateral Agent under the Pledge Agreement, for the benefit of TXU Corp., as pledgee" and any successor account.

          "COLLATERAL AGENT" has the meaning specified in the first paragraph of this Agreement.

          "COMMON STOCK" has the meaning specified in the Recitals.

          "COMPANY" means the Person named as the "Company" in the first paragraph of this Agreement until a successor shall have become such, and thereafter "Company" shall mean such successor.

          "CUSTODIAL AGENT" has the meaning specified in the first paragraph of this Agreement.

          "DEBT SECURITIES" has the meaning specified in the Recitals.

          "INDENTURE" means the Indenture dated as of October 1, 2001 between the Company and the Indenture Trustee pursuant to which the Debt Securities are to be issued, as originally executed and delivered and as it may from time to time be supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof and shall include the terms of a particular series of securities established as contemplated by
Section 301 thereof.

          "INTERMEDIARY" means any entity that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

          "PERMITTED INVESTMENTS" means any one of the following which shall mature not later than the next succeeding Business Day (i) any evidence of indebtedness with an original maturity of 365 days or less issued, or directly and fully guaranteed or insured, by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof or such indebtedness constitutes a general obligation of it); (ii) deposits, certificates of deposit or acceptances with an original maturity of 365 days or less of any institution which is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than U.S. $200 million at the time of deposit; (iii) investments with an original maturity of 365 days or less of any Person that is fully and unconditionally guaranteed by a bank referred to in clause (ii); (iv) investments in commercial paper, other than commercial paper issued by the Company or its affiliates, of any corporation incorporated under the laws of the United States or any State thereof, which commercial paper has a rating at the time of purchase at least equal to "A-1" by Standard & Poor's Ratings Services ("S&P") or at least equal to "P-1" by Moody's Investors Service, Inc. ("Moody's"); and (v) investments in money market funds registered under the Investment Company Act of 1940, as amended, rated in the highest applicable rating category by S&P or Moody's.

          "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "PLEDGE" has the meaning specified in Section 2.1 hereof.

          "PLEDGED APPLICABLE OWNERSHIP INTEREST IN A TREASURY PORTFOLIO" has the meaning specified in Section 2.1 hereof.

          "PLEDGED DEBT SECURITIES" has the meaning specified in Section 2.1 hereof.

          "PLEDGED TREASURY SECURITIES" has the meaning specified in Section 2.1 hereof.

          "PROCEEDS" means all interest, dividends, cash, instruments, securities, financial assets (as defined in Section 8-102(a)(9) of the Code) and other property from time to time received, receivable or otherwise distributed upon the sale, exchange, collection or disposition of the Collateral or any proceeds thereof.

          "PURCHASE CONTRACT" has the meaning specified in the Recitals.

          "PURCHASE CONTRACT AGENT" has the meaning specified in the first paragraph of this Agreement.

          "PURCHASE CONTRACT AGREEMENT" has the meaning specified in the Recitals.

          "REMAINING STATED AMOUNT" means $25.

          "SECURITIES" has the meaning specified in the Recitals.

          "SECURITIES INTERMEDIARY" has the meaning specified in the first paragraph of this Agreement.

          "SECURITY ENTITLEMENT" has the meaning set forth in Section 8-102(a)(17) of the Code.

          "SEPARATE DEBT SECURITIES" means any Debt Securities that are not Pledged Debt Securities.

          "STATED AMOUNT" has the meaning specified in the Recitals.

          "TRADES" means the Treasury/Reserve Automated Debt Entry System maintained by the Federal Reserve Bank of New York pursuant to the TRADES Regulations.

          "TRADES REGULATIONS" means the regulations of the United States Department of the Treasury, published at 31 C.F.R. Part 357, as amended from time to time. Unless otherwise defined herein, all terms defined in the TRADES Regulations are used herein as therein defined.

          "TRANSFER" means, with respect to the Collateral and in accordance with the instructions of the Collateral Agent, the Purchase Contract Agent or the Holder, as applicable:

          (i) except as otherwise provided in Section 2.1 hereof, in the case of Collateral consisting of securities which cannot be delivered by book-entry or which the parties agree are to be delivered in physical form, delivery in appropriate physical form to the recipient accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient; and

          (ii) in the case of Collateral consisting of securities maintained in book-entry form, by causing a "securities intermediary" (as defined in Section 8-102(a)(14) of the Code) to (i) credit a "security entitlement" (as defined in Section 8-102(a)(17) of the Code) with respect to such securities to a "securities account" (as defined in Section 8-501(a) of the Code) maintained by or on behalf of the recipient and (ii) to issue a confirmation to the recipient with respect to such credit. In the case of Collateral to be delivered to the Collateral Agent, the securities intermediary shall be the Securities Intermediary and the securities account shall be the Collateral Account.

          "TREASURY SECURITY" has the meaning specified in the Recitals.

          "TRUSTEE" means The Bank of New York, as trustee under the Indenture until a successor is appointed thereunder, and thereafter means such successor trustee.

          "VALUE" with respect to any item of Collateral on any date means, as to (i) Debt Securities of either series, the aggregate principal amount thereof,
(ii) Cash, the face amount thereof and (iii) Treasury Securities, the aggregate principal amount thereof at maturity; provided however, that in the case of the remarketing of Series K Notes and Series L Notes on the third Business Day immediately preceding each of August 16, 2004 and August 16, 2005, respectively, Value means the applicable Treasury Portfolio Purchase Price.

SECTION 2.  PLEDGE; CONTROL AND PERFECTION.
            ------------------------------

  SECTION 2.1.  THE PLEDGE.
                ----------

          The Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, and the Purchase Contract Agent, as such attorney-in-fact, hereby pledge and grant to the Collateral Agent, for the benefit of the Company, as collateral security for the performance when due by such Holders of their respective obligations under the related Purchase Contracts, a security interest in (i) all of the right, title and interest of such Holders and the Purchase Contract Agent (a) in the Debt Securities and Treasury Securities constituting a part of the Securities and any Treasury Securities delivered in exchange for any Debt Securities, and any Debt Securities delivered in exchange for any Treasury Securities, in accordance with
Section 4 hereof, in each case that have been Transferred to or received by the Collateral Agent and not released by the Collateral Agent to such Holders under the provisions of this Agreement; (b) in payments made by Holders pursuant to
Section 4.4; (c) in the Collateral Account and all securities, financial assets, Cash and other property credited thereto and all Security Entitlements related thereto; (d) in the appropriate Applicable Ownership Interest in a Treasury Portfolio purchased on behalf of the Holders of Corporate Units by the Collateral Agent upon (i) the occurrence of a Tax Event Redemption as provided in Section 6.2 or (ii) upon the occurrence of a successful remarketing of the Series K Notes or the Series L Notes, as the case may be, and (e) all Proceeds of the foregoing (all of the foregoing, collectively, the "Collateral"). Prior to or concurrently with the execution and delivery of this Agreement, the Purchase Contract Agent, on behalf of the initial Holders of the Securities, shall cause the Debt Securities comprising a part of the Corporate Units to be Transferred to the Collateral Agent for the benefit of the Company. Such Debt Securities shall be Transferred by physically delivering such Debt Securities to the Collateral Agent endorsed in blank. Treasury Securities and any Treasury Portfolio, as applicable, shall be Transferred to the Collateral Account maintained by the Collateral Agent at the Securities Intermediary by book-entry transfer to the Collateral Account in accordance with the TRADES Regulations and other applicable law and by the notation by the Securities Intermediary on its books that a Security Entitlement with respect to such Treasury Securities or Treasury Portfolio has been credited to the Collateral Account. For purposes of perfecting the Pledge under applicable law, including, to the extent applicable, the TRADES Regulations or the Uniform Commercial Code as adopted and in effect in any applicable jurisdiction, the Collateral Agent shall be the agent of the Company as provided herein. The pledge provided in this Section 2.1 is herein referred to as the "Pledge" and the Debt Securities, Treasury Securities or any Treasury Portfolio subject to the Pledge, excluding any Debt Securities or Treasury Securities or interest in any Treasury Portfolio released from the Pledge as provided in Section 4 hereof, are hereinafter referred to as "Pledged Debt Securities", the "Pledged Treasury Securities," or "Pledged Applicable Ownership Interest in a Treasury Portfolio," respectively, and collectively, the "Pledged Securities." Subject to the Pledge and the provisions of Section 2.2 hereof, the Holders from time to time shall have full beneficial ownership of the Collateral. The Collateral Agent shall have the right to have the Debt Securities or any other Securities held in physical form reregistered in its name or in the name of its agent or the Securities Intermediary and credited to the Collateral Account.

          Except as may be required in order to release Debt Securities (or, if (i) a Tax Event Redemption or (ii) a successful remarking of the Series K Notes or Series L Notes, as the case may be, has occurred, the appropriate Applicable Ownership Interest in a Treasury Portfolio) or Treasury Securities in connection with a Holder's election to convert its investment from Corporate Units to Treasury Units, or from Treasury Units to Corporate Units, as the case may be, or except as otherwise required to release Pledged Securities as specified herein, neither the Collateral Agent nor the Securities Intermediary shall relinquish physical possession of any certificate evidencing Debt Securities (or, if (i) a Tax Event Redemption or (ii) a successful remarking of the Series K Notes or Series L Notes, as the case may be, has occurred, the appropriate Applicable Ownership Interest in a Treasury Portfolio) or Treasury Securities prior to the termination of this Agreement. If it becomes necessary for the Collateral Agent to relinquish physical possession of a certificate in order to release a portion of the Debt Securities evidenced thereby from the Pledge, the Collateral Agent shall use its best efforts to obtain physical possession of a replacement certificate evidencing any Debt Securities remaining subject to the Pledge hereunder registered to it or endorsed in blank within ten days of the date it relinquished possession. The Collateral Agent shall promptly notify the Company of its failure to obtain possession of any such replacement certificate as required hereby.

  SECTION 2.2.  CONTROL AND PERFECTION.
                ----------------------

          (a) In connection with the Pledge granted in Section 2.1, and subject to the other provisions of this Agreement, the Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, hereby authorize and direct the Securities Intermediary (without the necessity of obtaining the further consent of the Purchase Contract Agent or any of the Holders), and the Securities Intermediary agrees, to comply with and follow any instructions and entitlement orders (as defined in Section 8-102(a)(8) of the Code) that the Collateral Agent on behalf of the Company may give in writing with respect to the Collateral Account, the Collateral credited thereto and any Security Entitlements with respect to any thereof. Such instructions and entitlement orders may, without limitation, direct the Securities Intermediary to transfer, redeem, sell, liquidate, assign, deliver or otherwise dispose of the Debt Securities, the Treasury Securities, any Treasury Portfolio and any Security Entitlements with respect thereto and to pay and deliver any income, proceeds or other funds derived therefrom to the Company. The Purchase Contract Agent and the Holders from time to time, acting through the Purchase Contract Agent, each hereby further authorize and direct the Collateral Agent, as Agent of the Company, to itself issue instructions and entitlement orders, and to otherwise take action, with respect to the Collateral Account, the Collateral credited thereto and any Security Entitlements with respect thereto, pursuant to the terms and provisions hereof, all without the necessity of obtaining the further consent of the Purchase Contract Agent or any of the Holders. The Collateral Agent shall be the Agent of the Company and shall act as directed in writing by the Company. Without limiting the generality of the foregoing, the Collateral Agent shall issue entitlement orders to the Securities Intermediary when and as directed by the Company.

          (b) The Securities Intermediary hereby confirms and agrees that: (i) all securities or other property underlying any financial assets credited to the Collateral Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another Collateral Account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to the Collateral Account be registered in the name of the Purchase Contract Agent, the Company or any Holder, payable to the order of, or specially indorsed to, the Purchase Contract Agent, the Collateral Agent, the Company or any Holder except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank; (ii) all property delivered to the Securities Intermediary pursuant to this Pledge Agreement (including, without limitation, any Debt Securities, any Treasury Portfolio or any Treasury Securities) will be promptly credited to the Collateral Account; (iii) the Collateral Account is an account to which financial assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Purchase Contract Agent as entitled to exercise the rights of any financial asset credited to the Collateral Account; (iv) the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other Person relating to the Collateral Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the Code) of such other Person; and
(v) the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Company, the Collateral Agent, the Purchase Contract Agent or the Holders of the Securities purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in this Section 2.2 hereof.

          (c) The Securities Intermediary hereby agrees that each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Collateral Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the Code.

          (d) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

          (e) The Purchase Contract Agent hereby irrevocably constitutes and appoints the Collateral Agent and the Company, and each of them severally, with full power of substitution, as the Purchase Contract Agent's attorney-in-fact to take on behalf of, and in the name, place and stead of the Purchase Contract Agent and the Holders, any action necessary or desirable to perfect and to keep perfected the security interest in the Collateral referred to in Section 2.1. The grant of such power-of-attorney shall not be deemed to require of the Collateral Agent any specific duties or obligations not otherwise assumed by the Collateral Agent hereunder.

SECTION 3.  DISTRIBUTIONS ON PLEDGED COLLATERAL.
            -----------------------------------

          So long as the Purchase Contract Agent is the registered owner of the Pledged Debt Securities, it shall receive all payments thereon. If the Pledged Debt Securities are reregistered, such that the Collateral Agent becomes the registered holder, all payments of principal or interest on such Pledged Debt Securities, together with any payments of principal or interest or cash distributions in respect of any other Pledged Securities received by the Collateral Agent that are properly payable hereunder shall be paid by the Collateral Agent by wire transfer in same day funds:

          (a) In the case of (A) payment of interest with respect to the Pledged Debt Securities or cash distributions on the appropriate Pledged Applicable Ownership Interest in a Treasury Portfolio (as specified in clauses (1)(ii),
(2)(ii), (3)(A)(ii) or (3)(B)(ii) of the definition of the term Applicable Ownership Interest in the Purchase Contract Agreement), as the case may be, and
(B) any payments of principal with respect to any Debt Securities or the appropriate Applicable Ownership Interest (as specified in clauses (1)(i),
(2)(i), (3)(A)(i) or (3)(B)(i) of the definition of such term) in a Treasury Portfolio, as the case may be, that have been released from the Pledge pursuant to Section 4.3 hereof, to the Purchase Contract Agent, for the benefit of the relevant Holders of Corporate Units, to the account designated by the Purchase Contract Agent for such purpose, no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day);

          (b) In the case of any principal payments with respect to any Treasury Securities that have been released from the Pledge pursuant to Section 4.3 hereof, to the Holders of the Treasury Units to the accounts designated by them in writing for such purpose no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day); and

          (c) In the case of payments of the principal of any Pledged Debt Securities or on the appropriate Pledged Applicable Ownership Interest in a Treasury Portfolio (as specified in clauses (1)(i), (2)(i), (3)(A)(i) or
(3)(B)(i) of the definition of Applicable Ownership Interest in the Purchase Contract Agreement), as the case may be, or the principal of any Pledged

Treasury Securities, to the Company on the applicable Purchase Contract Settlement Date in accordance with the procedure set forth in Section 4.6(a) or 4.6(b) hereof, in full satisfaction of the respective obligations of the Holders under the applicable portion of the related Purchase Contracts.

All payments received by the Purchase Contract Agent as provided herein shall be applied by the Purchase Contract Agent pursuant to the provisions of the Purchase Contract Agreement. If, notwithstanding the foregoing, the Purchase Contract Agent shall receive any payments of principal on account of any Debt Security or, if applicable, the appropriate Applicable Ownership Interest (as specified in clauses (1)(i), (2)(i), (3)(A)(i) or (3)(B)(i) of the definition of such term) that, at the time of such payment, is a Pledged Debt Security or a Pledged Applicable Ownership Interest in a Treasury Portfolio, as the case may be, or a Holder of a Treasury Unit shall receive any payments of principal on account of any Treasury Securities that, at the time of such payment, are Pledged Treasury Securities, the Purchase Contract Agent or such Holder, as the case may be, shall transfer the Proceeds of such payment of principal on such Pledged Debt Security, Pledged Applicable Ownership Interest in a Treasury Portfolio or Pledged Treasury Securities, as the case may be, to the Collateral Agent and the Collateral Agent shall hold such Proceeds for the benefit of the Company as Collateral for the performance when due by such Holder of its obligations under the related Purchase Contracts.

SECTION 4.  SUBSTITUTION, RELEASE, REPLEDGE AND SETTLEMENT OF DEBT SECURITIES.
            -----------------------------------------------------------------

  SECTION 4.1.  SUBSTITUTION FOR DEBT SECURITIES AND THE CREATION OF
                ----------------------------------------------------
                TREASURY UNITS.
                --------------

          A Holder of a Corporate Unit may, at any time on or prior to the fifth Business Day immediately preceding the Second Purchase Contract Settlement Date, create or recreate a Treasury Unit and separate the Debt Securities or the appropriate Applicable Ownership Interest in a Treasury Portfolio, as applicable, from the related Purchase Contract in respect of such Corporate Unit by substituting 3-Year Treasury Securities and 4-Year Treasury Securities for all, but not less than all, of the Series K Note and the Series L Note, respectively, or appropriate Applicable Ownership Interest in a 3-Year Treasury Portfolio or 4-Year Treasury Portfolio, respectively, or a Tax Event Treasury Portfolio, as the case may be, that form a part of such Corporate Unit in accordance with this Section 4.1 and 3.13 of the Purchase Contract Agreement; provided, however, that if a Treasury Portfolio has not replaced any Debt Securities as a component of Corporate Units as a result of a successful remarketing or a Tax Event Redemption, such Collateral Substitutions may not be made during the period from the fifth Business Day immediately preceding the First Purchase Contract Settlement Date through the First Purchase Contract Settlement Date; if a 3-Year Treasury Portfolio has replaced Series K Notes as a component of Corporate Units as a result of a successful remarketing of Series K Notes, and a Tax Event Redemption has not occurred, such Collateral Substitutions may not be made during the period from the second Business Day immediately preceding the First Purchase Contract Settlement Date through the

First Purchase Contract Settlement Date; and if a Tax Event Redemption has occurred or the 4-Year Treasury Portfolio has replaced the Series L Notes as a result of a successful remarketing of the Series L Notes, Holders of such Corporate Units may make such Collateral Substitutions at any time on or prior to the second Business Day immediately preceding the Second Purchase Contract Settlement Date (but not during the period from the second Business Day immediately preceding the First Purchase Contract Settlement Date through the First Purchase Contract Settlement Date). Holders may make Collateral Substitutions and establish Treasury Units (i) only in integral multiples of 40 Corporate Units if only Debt Securities are being substituted by Treasury Securities, or (ii) only in integral multiples of 1,600,000 Corporate Units if the appropriate Applicable Ownership Interests in any Treasury Portfolio are being substituted by any Treasury Security. To create 40 Treasury Units (if a Tax Event Redemption has not occurred and Series K Notes and Series L Notes remain components of Corporate Units), or 1,600,000 Treasury Units (if a Tax Event Redemption has occurred or a Treasury Portfolio has replaced either series of Debt Securities as a result of a successful remarketing of such Debt Securities), the Corporate Unit Holder shall

          (a) if a Treasury Portfolio has not replaced any Debt Securities as a component of Corporate Units as a result of a successful remarketing or a Tax Event Redemption, (i) prior to the fifth Business Day preceding the First Purchase Contract Settlement Date, deposit with the Collateral Agent a 3-Year Treasury Security having a principal amount at maturity of $1,000 and a 4-Year Treasury Security having a principal amount at maturity of $1,000, or (ii) after the First Purchase Contract Settlement Date and prior to the fifth Business Day preceding the Second Purchase Contract Settlement Date, deposit with the Collateral Agent a 4-Year Treasury Security having a principal amount at maturity of $1,000; or

          (b) if a 3-Year Treasury Portfolio has replaced Series K Notes as a component of Corporate Units as a result of a successful remarketing of Series K Notes and a Tax Event Redemption has not occurred, prior to the second Business Day immediately preceding the First Purchase Contract Settlement Date, deposit with the Collateral Agent 3-Year Treasury Securities having an aggregate principal amount at maturity of $40,000,000 and 4-Year Treasury Securities having an aggregate principal amount at maturity of $40,000,000; or

          (c) if a 4-Year Treasury Portfolio has replaced Series L Notes as a component of Corporate Units as a result of a successful remarketing of Series L Notes or a Tax Event Redemption has occurred, (i) prior to the second Business Day immediately preceding the First Purchase Contract Settlement Date, deposit with the Collateral Agent 3-Year Treasury Securities having an aggregate principal amount at maturity of $40,000,000 and 4-Year Treasury Securities having an aggregate principal amount at maturity of $40,000,000, or (ii) after the First Purchase Contract Settlement Date and prior to the second Business Day immediately preceding the Second Purchase Contract Settlement Date, 4-Year Treasury Securities having an aggregate principal amount at maturity of $40,000,000; and

          (d) in each case, transfer the 40 Corporate Units, or, in the event a Treasury Portfolio is a component of Corporate Units, 1,600,000 Corporate Units, to the Purchase Contract Agent accompanied by a notice to the Purchase Contract Agent, substantially in the form of Exhibit B hereto, stating that the Holder has transferred the relevant types and amounts of Treasury Securities to the Collateral Agent and requesting that the Purchase Contract Agent instruct the Collateral Agent to release the applicable Debt Securities or the appropriate Applicable Ownership Interest in the relevant Treasury Portfolio, as the case may be, underlying such Corporate Unit, whereupon the Purchase Contract Agent shall promptly give such instruction to the Collateral Agent, substantially in the form of Exhibit A hereto.

          Upon receipt of the Treasury Securities described in clause (a), (b) or (c) above and the instructions described in clause (d) above,the Collateral Agent shall release the Pledged Debt Securities or the appropriate Applicable Ownership Interest in a Treasury Portfolio, as the case may be, and shall promptly Transfer such Pledged Debt Securities or the appropriate Applicable Ownership Interest in a Treasury Portfolio, as the case may be, free and clear of the lien, pledge or security interest created hereby, to the Purchase Contract Agent.

  SECTION 4.2.  SUBSTITUTION FOR TREASURY SECURITIES AND THE CREATION OF
                --------------------------------------------------------
                CORPORATE UNITS.
                ---------------

          A Holder of a Treasury Unit may, at any time on or prior to the fifth Business Day immediately preceding the Second Purchase Contract Settlement Date, create or recreate Corporate Units by depositing with the Collateral Agent Debt Securities or the appropriate Applicable Ownership Interest in a Treasury Portfolio, as the case may be, having an aggregate principal amount equal to the aggregate principal amount at maturity of, and in substitution for all, but not less than all, of the Treasury Securities comprising part of the Treasury Unit in accordance with this Section 4.2 and 3.14 of the Purchase Contract Agreement; provided, however, that if a Treasury Portfolio has not replaced any Debt Securities as a component of Corporate Units as a result of a successful remarketing or a Tax Event Redemption, such Collateral Substitutions may not be made during the period from the fifth Business Day immediately preceding the First Purchase Contract Settlement Date through the First Purchase Contract Settlement Date; if a 3-Year Treasury Portfolio has replaced Series K Notes as a component of Corporate Units as a result of a successful remarketing of Series K Notes and a Tax Event Redemption has not occurred, such Collateral Substitutions may not be made during the period from the second Business Day immediately preceding the First Purchase Contract Settlement Date through the First Purchase Contract Settlement Date; and if a Tax Event Redemption has occurred or the 4-Year Treasury Portfolio has replaced the Series L Notes as a result of a successful remarketing of the Series L Notes, Holders of Treasury Units may make such Collateral Substitutions at any time on or prior to the second Business Day immediately preceding the Second Purchase Contract Settlement Date (but not during the period from the second Business Day immediately preceding the First Purchase Contract Settlement Date through the First Purchase Contract Settlement
Date). Holders of Treasury Units may make such Collateral Substitutions and establish Corporate Units (i) only in integral multiples of 40 Treasury Units if Treasury Securities are being replaced by only Debt Securities, or (ii) only in integral multiples of 1,600,000 Treasury Units if any Treasury Security is being replaced by the Applicable Ownership Interest in a Treasury Portfolio. To create 40 Corporate Units (if a Tax Event Redemption has not occurred and Series K Notes and Series L Notes remain components of Corporate Units), or 1,600,000 Corporate Units (if a Tax Event Redemption has occurred or a Treasury Portfolio has replaced either series of Debt Securities as a result of a successful remarketing of such Debt Securities), the Treasury Unit Holder shall

          (a) if a Treasury Portfolio has not replaced any Debt Securities as a component of Corporate Units as a result of a successful remarketing or a Tax Event Redemption, (i) prior to the fifth Business Day preceding the First Purchase Contract Settlement Date, deposit with the Collateral Agent $1,000 in aggregate principal amount of Series K Notes and $1,000 in aggregate principal amount of Series L Notes, or (ii) after the First Purchase Contract Settlement

Date, deposit with the Collateral Agent $1,000 in aggregate principal amount of Series L Notes; or

          (b) if a 3-Year Treasury Portfolio has replaced Series K Notes as a component of Corporate Units as a result of a successful remarketing of Series K Notes and a Tax Event Redemption has not occurred, prior to the second Business Day immediately preceding the First Purchase Contract Settlement Date, deposit with the Collateral Agent the Applicable Ownership Interest in a 3-Year Treasury Portfolio and $40,000,000 aggregate principal amount of Series L Notes; or

          (c) if a 4-Year Treasury Portfolio has replaced Series L Notes as a component of Corporate Units as a result of a successful remarketing of Series L Notes or a Tax Event Redemption has occurred prior to the second Business Day immediately preceding the Second Purchase Contract Settlement Date, deposit with the Collateral Agent the Applicable Ownership Interest in the applicable Treasury Portfolio for each 1,600,000 Corporate Units being created by the Holder, and having an aggregate principal amount of $80,000,000, or, if after the First Purchase Contract Settlement Date, $40,000,000; and

          (d) in each case, transfer and surrender the related 40 Treasury Units, or in the event a Treasury Portfolio is a component of Corporate Units, 1,600,000 Corporate Units, to the Purchase Contract Agent accompanied by a notice to the Purchase Contract Agent, substantially in the form of Exhibit B hereto, stating that the Holder has transferred the relevant amount of Debt Securities or the appropriate Applicable Ownership Interest in the relevant Treasury Portfolio, as the case may be, to the Collateral Agent and requesting that the Purchase Contract Agent instruct the Collateral Agent to release the Treasury Securities underlying such Treasury Units, whereupon the Purchase Contract Agent shall promptly give such instruction to the Collateral Agent, substantially in the form of Exhibit A hereto.

          Upon receipt of the Debt Securities or the appropriate Applicable Ownership Interest in the applicable Treasury Portfolio, as the case may be, described in clause (a), (b) or (c) above and the instructions described in clause (d) above, from the Purchase Contract Agent, the Collateral Agent shall release the related Pledged Treasury Securities and shall promptly Transfer such Pledged Treasury Securities, free and clear of the lien, pledge or security interest created hereby, to the Purchase Contract Agent.

  SECTION 4.3.  TERMINATION EVENT.
                -----------------

          Upon receipt by the Collateral Agent of written notice from the Company or the Purchase Contract Agent that there has occurred a Termination Event, the Collateral Agent shall release all Collateral from the Pledge and shall promptly Transfer any Pledged Debt Securities (or, if (i) a Tax Event Redemption or (ii) a successful remarketing of the Series K Notes or Series L Notes, as the case may be, has occurred, the Pledged Applicable Ownership Interest in a Treasury Portfolio) and Pledged Treasury Securities to the Purchase Contract Agent for the benefit of the Holders of the Corporate Units and the Treasury Units, respectively, free and clear of any lien, pledge or security interest or other interest created hereby.

          If such Termination Event shall result from the Company's becoming a debtor under the Bankruptcy Code, and if the Collateral Agent shall for any reason fail promptly to effectuate the release and Transfer of all Pledged Debt Securities, Pledged Applicable Ownership Interest in a Treasury Portfolio or the Pledged Treasury Securities, as the case may be, as provided by this Section 4.3, any Holder may, and the Purchase Contract Agent shall, upon receipt from the Holders of reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the Purchase Contract Agent in compliance with this paragraph, (i) use its reasonable best efforts to obtain an opinion of a nationally recognized law firm reasonably acceptable to the Collateral Agent to the effect that, as a result of the Company's being the debtor in such a bankruptcy case, the Collateral Agent will not be prohibited from releasing or Transferring the Collateral as provided in this Section 4.3, and shall deliver such opinion to the Collateral Agent within ten days after the occurrence of such Termination Event, and if (y) any such Holder or the Purchase Contract Agent shall be unable to obtain such opinion within ten days after the occurrence of such Termination Event or (z) the Collateral Agent shall continue, after delivery of such opinion, to refuse to effectuate the release and Transfer of all Pledged Debt Securities, Pledged Applicable Ownership Interest in a Treasury Portfolio or the Pledged Treasury Securities, as the case may be, as provided in this Section 4.3, then any Holder may, and the Purchase Contract Agent shall, within fifteen days after the occurrence of such Termination Event commence an action or proceeding in the court with jurisdiction of the Company's case under the Bankruptcy Code seeking an order requiring the Collateral Agent to effectuate the release and transfer of all Pledged Debt Securities, a Treasury Portfolio or the Pledged Treasury Securities, as the case may be, as provided by this Section 4.3 or (ii) commence an action or proceeding in the court with jurisdiction of the Company's case under the Bankruptcy Code like that described in subsection (i)(z) hereof within ten days after the occurrence of such Termination Event.

  SECTION 4.4.  CASH SETTLEMENT.
                ---------------

          (a) Upon receipt by the Collateral Agent of (i) a notice from the Purchase Contract Agent promptly after the receipt by the Purchase Contract Agent of such notice that a Holder of a Corporate Unit or Treasury Unit has elected, in accordance with the procedures specified in Section 5.4(a)(i) or
(d)(i) of the Purchase Contract Agreement, respectively, to settle the applicable portion of its Purchase Contract with Cash and (ii) payment by such Holder of the amount required to settle the applicable portion of such Purchase Contract on or prior to 11:00 a.m., New York City time, on the Business Day immediately preceding a Purchase Contract Settlement Date in lawful money of the United States by certified or cashiers' check or wire transfer in immediately available funds payable to or upon the order of the Company, then the Collateral Agent shall promptly invest any Cash received from a Holder in connection with a Cash Settlement in Permitted Investments. Upon receipt of the proceeds upon the maturity of the Permitted Investments on such Purchase Contract Settlement Date, the Collateral Agent shall pay the portion of such proceeds and deliver any certified or cashiers' checks received, in an aggregate amount equal to the Purchase Price, to the Company on such Purchase Contract Settlement Date, and shall distribute any funds in respect of the interest earned from the Permitted Investments to the Purchase Contract Agent for payment to the relevant Holder.

          (b) If in connection with a Purchase Contract Settlement Date a Holder of a Corporate Unit (unless a Treasury Portfolio has replaced the relevant Debt Securities) fails to notify the Purchase Contract Agent of its intention to make a Cash Settlement in accordance with Section 5.4(a)(i) of the Purchase Contract Agreement, such failure shall constitute a default under the related Purchase Contract and hereunder, the Holder shall be deemed to have consented to the disposition of the related Pledged Debt Securities pursuant to the remarketing as described in Section 5.4(b) of the Purchase Contract Agreement, which is incorporated herein by reference, and Section 4.6 hereof, and the Collateral Agent, for the benefit of the Company, will exercise its rights as a secured party with respect to applicable Pledged Debt Securities (which shall be the Series K Notes in connection with the First Purchase Contract Settlement Date and the Series L Notes in connection with the Second Purchase Contract Settlement Date) at the direction of the Company to cause the remarketing of such Pledged Debt Securities. If a Holder of a Corporate Unit (unless a Treasury Portfolio has replaced the relevant Debt Securities) does notify the Purchase Contract Agent as provided in Section 5.4(a)(i) of the Purchase Contract Agreement of its intention to make a Cash Settlement, but fails to make such payment as required by Section 5.4(a)(ii) of the Purchase Contract Agreement, such failure shall constitute a default under the related Purchase Contract and hereunder, and the applicable Pledged Debt Securities of such a Holder will not be remarketed but instead the Collateral Agent, for the benefit of the Company, will exercise its rights as a secured party with respect to such Debt Securities at the direction of the Company to retain or dispose of the Collateral in accordance with applicable law. In addition, in the event of a Failed Remarketing as described in Section 5.4(b) of the Purchase Contract Agreement, such Failed Remarketing shall constitute a default hereunder by such Holder, and the Collateral Agent, for the benefit of the Company, will also exercise its rights as a secured party with respect to such Debt Securities at the direction of the Company to retain or dispose of the Collateral in accordance with applicable law.

          (c) If in connection with a Purchase Contract Settlement Date a Holder of a Treasury Unit or, if a Treasury Portfolio has replaced the relevant Debt Securities, a Corporate Unit, fails to notify the Purchase Contract Agent of such Holder's intention to make a Cash Settlement in accordance with Section 5.4(d)(i) of the Purchase Contract Agreement, or if a Holder of a Treasury Unit or, if a Treasury Portfolio has replaced the relevant Debt Securities, a Corporate Unit, notifies the Purchase Contract Agent as provided in paragraph 5.4(d)(i) of the Purchase Contract Agreement of its intention to make a Cash Settlement, but fails to make such payment as required by paragraph 5.4(d)(ii) of the Purchase Contract Agreement, such failure shall constitute a default under the related Purchase Contract and hereunder by such Holder and upon the maturity of the related Pledged Treasury Securities or the Pledged Applicable Ownership Interest in a Treasury Portfolio, if any, held by the Collateral Agent on the Business Day immediately preceding the applicable Purchase Contract Settlement Date, the principal amount of such Pledged Treasury Securities or the portion of the Pledged Applicable Ownership Interest in a Treasury Portfolio corresponding to such Purchase Contract received by the Collateral Agent shall, upon written direction of the Company, be invested promptly in Permitted Investments. On the applicable Purchase Contract Settlement Date, an amount equal to the Purchase Price will be remitted to the Company as payment thereof. In the event the sum of the proceeds from the appropriate related Pledged Treasury Securities or Pledged Applicable Ownership Interest in a Treasury Portfolio (which shall be, in the case of the First Purchase Contract Settlement Date, the 3-Year Treasury Securities, the portion of the Applicable Ownership Interest in the 3-Year Treasury Portfolio or Tax Event Treasury Portfolio (as specified in clauses (1) or 3(A), respectively, of the definition of Applicable Ownership Interest in the Purchase Contract Agreement), and in the case of the Second Purchase Contract Settlement Date, the 4-Year Treasury Securities or the

Applicable Ownership Interest in the 4-Year Treasury Portfolio or Tax Event Treasury Portfolio (specified in clauses (2) or 3(B), respectively, of such definition), as the case may be, and the investment earnings earned from such investments is in excess of the aggregate Purchase Price of the Purchase Contracts being settled thereby, the Collateral Agent will distribute such excess to the Purchase Contract Agent for the benefit of the Holder of the related Treasury Units or Corporate Units when received.

          (d) Series K Notes, 3-Year Treasury Securities, the Applicable Ownership Interest in the 3-Year Treasury Portfolio and the Applicable Ownership Interest in a Tax Event Treasury Portfolio in U.S. Treasury Securities maturing on or prior to November 16, 2004 are pledged to secure Holders' obligations under the Purchase Contracts on the First Purchase Contract Settlement Date. Series L Notes, 4-Year Treasury Securities, the Applicable Ownership Interest in the 4-Year Treasury Portfolio and the Applicable Ownership Interest in a Tax Event Treasury Portfolio in U.S. Treasury Securities maturing on or prior to November 16, 2005 are pledged to secure Holders' obligations under the Purchase Contracts on the Second Purchase Contract Settlement Date.

          On the First Purchase Contract Settlement Date, the Collateral Agent shall exercise remedies with respect to (and have remarketed or otherwise sell in accordance with this Agreement) only the Series K Notes, 3-Year Treasury Securities (or the corresponding Applicable Ownership Interest in a Treasury Portfolio) and associated payments and Proceeds; on the Second Purchase Contract Settlement Date the Collateral Agent may exercise remedies with respect to all then remaining Collateral.

          A default by a Holder in the performance of its obligations under a Purchase Contract in connection with the First Purchase Contract Settlement shall not in itself constitute a default in the performance of its obligations under such Purchase Contract on the Second Purchase Contract Settlement Date (except in connection with Early Settlement).

  SECTION 4.5.  EARLY SETTLEMENT.
                ----------------

          Upon written notice to the Collateral Agent by the Purchase Contract Agent that a Holder of a Security has elected to effect Early Settlement of its entire obligation under the Purchase Contract forming a part of such Security in accordance with the terms of the Purchase Contracts and the Purchase Contract Agreement, and that the Purchase Contract Agent has received from such Holder, and paid to the Company as confirmed in writing by the Company, the related Early Settlement Amount pursuant to the terms of the Purchase Contract and the Purchase Contract Agreement and that all conditions to such Early Settlement have been satisfied, then the Collateral Agent shall release from the Pledge,
(a) the Pledged Debt Securities or the appropriate Pledged Applicable Ownership Interest in a Treasury Portfolio in the case of a Holder of Corporate Units or
(b) the Pledged Treasury Securities in the case of a Holder of Treasury Units, that had been components of such Security and shall Transfer such Pledged Debt Securities, appropriate Pledged Applicable Ownership Interest in a Treasury Portfolio or Pledged Treasury Securities, as the case may be, free and clear of the Pledge created hereby, to the Purchase Contract Agent for the benefit of such Holder.

  SECTION 4.6.  APPLICATION OF PROCEEDS; SETTLEMENT.
                -----------------------------------

          (a) In connection with a Purchase Contract Settlement Date, in the event a Holder of Corporate Units (unless a Treasury Portfolio has replaced the relevant Debt Securities) has not elected to make an effective Cash Settlement by notifying the Purchase Contract Agent in the manner provided for in paragraph 5.4(a)(i) in the Purchase Contract Agreement or has not made an Early Settlement of the Purchase Contract(s) underlying its Corporate Units, such Holder shall be deemed to have elected to pay for the shares of Common Stock to be issued under such Purchase Contract(s) from the Proceeds of the related Pledged Debt Securities. The Collateral Agent shall, by 10:00 a.m., New York City time, on the fourth Business Day immediately preceding such Purchase Contract Settlement Date, without any instruction from such Holder of Corporate Units, present the applicable related Pledged Debt Securities (i.e., Series K Notes in the case of the First Purchase Contract Settlement Date and Series L Notes in the case of the Second Purchase Contract Settlement Date) to the Remarketing Agent for remarketing. Upon receiving such Pledged Debt Securities, the Remarketing Agent, pursuant to the terms of the Remarketing Agreement, will use its reasonable efforts to remarket such Pledged Debt Securities on such date at a price not less than approximately 100.5% of the aggregate Value of such Pledged Debt Securities, plus accrued and unpaid interest, if any, thereon. After deducting as the Remarketing Fee an amount not exceeding 25 basis points (.25%) of the aggregate Value of the related Pledged Debt Securities from any amount of such Proceeds in excess of the aggregate Value of such Debt Securities, plus such accrued and unpaid interest on the remarketed Pledged Debt Securities, the Remarketing Agent will remit the entire amount of the Proceeds of such remarketing to the Collateral Agent. On the applicable Purchase Contract Settlement Date, the Collateral Agent shall apply that portion of the Proceeds from such remarketing equal to the aggregate Value to satisfy in full the obligations of such Holders of Corporate Units to pay the Purchase Price on such Purchase Contract Settlement Date to purchase the Common Stock under the related Purchase Contracts. The remaining portion of such Proceeds, if any, shall be distributed by the Collateral Agent to the Purchase Contract Agent for payment to the Holders. If the Remarketing Agent advises the Collateral Agent in writing that it cannot remarket the related Pledged Debt Securities of such Holders of Corporate Units at a price not less than 100% of the aggregate Value of such Pledged Debt Securities plus any accrued and unpaid interest, or if the remarketing does not occur because a condition precedent to it has not been fulfilled, thus resulting in a Failed Remarketing, the Collateral Agent, for the benefit of the Company will, at the written direction of the Company, retain or dispose of such Pledged Debt Securities in accordance with applicable law and satisfy in full, from any such disposition or retention, such Holder's obligation to pay the Purchase Price for the Common Stock.

          (b) In the event a Holder of a Treasury Unit or, if a Treasury Portfolio has replaced the relevant Debt Securities, a Corporate Unit, has not made an Early Settlement of the Purchase Contract(s) underlying its Treasury Unit or Corporate Unit, as the case may be, such Holder shall be deemed to have elected to pay for the shares of Common Stock to be issued under the applicable portions of such Purchase Contract(s) from the Proceeds of the related Pledged Treasury Securities or the Treasury Portfolio, as the case may be. On the Business Day immediately prior to a Purchase Contract Settlement Date, the Collateral Agent shall, at the written direction of the Purchase Contract Agent, invest the Cash proceeds of the maturing Pledged Treasury Securities or the Treasury Portfolio, as the case may be, in overnight Permitted Investments.

Without receiving any instruction from any such Holder of Treasury Units or Corporate Units, the Collateral Agent shall apply the Proceeds of the related Pledged Treasury Securities or Treasury Portfolio to the related settlement of such Purchase Contracts on the applicable Purchase Contract Settlement Date. In the event the sum of the Proceeds from the related Pledged Treasury Securities or related Pledged Applicable Ownership Interest in a Treasury Portfolio and the investment earnings from the investment in overnight Permitted Investments is in excess of the aggregate Purchase Price of the applicable portions of the Purchase Contracts being settled thereby on a Purchase Contract Settlement Date, the Collateral Agent shall distribute such excess, when received, to the Purchase Contract Agent for the benefit of the Holders.

          (c) Pursuant to the Remarketing Agreement, on or prior to the fifth Business Day immediately preceding each Reset Date, but no earlier than the Payment Date immediately preceding such Reset Date, holders of Separate Debt Securities may elect to have their Separate Debt Securities of the appropriate series (in the case of the Series K Reset Date, the Series K Notes, and in the case of the Series L Reset Date, the Series L Notes), remarketed by delivering such Separate Debt Securities, together with a notice of such election, substantially in the form of Exhibit C hereto, to the Custodial Agent. The Custodial Agent will hold such Separate Debt Securities in an account separate from the Collateral Account. A holder of Separate Debt Securities electing to have its Separate Debt Securities remarketed will also have the right to withdraw such election by written notice to the Custodial Agent, substantially in the form of Exhibit D hereto, on or prior to the fifth Business Day immediately preceding the applicable Reset Date, upon which notice the Custodial Agent will return such Separate Debt Securities to such holder. On the fourth Business Day immediately preceding the applicable Reset Date, the Custodial Agent will deliver to the Remarketing Agent for remarketing all Separate Debt Securities of the applicable series delivered to the Custodial Agent pursuant to this Section 4.6(c) and not withdrawn pursuant to the terms hereof prior to such date. The portion of the proceeds from such remarketing equal to the aggregate Value of such Separate Debt Securities will automatically be remitted by the Remarketing Agent to the Custodial Agent for the benefit of the holders of such Separate Debt Securities. In addition, after deducting as the Remarketing Fee an amount not exceeding 25 basis points (.25%) of the Value of the remarketed Separate Debt Securities, from any amount of such proceeds in excess of the aggregate Value of the remarketed Separate Debt Securities plus any accrued and unpaid interest thereon, the Remarketing Agent will remit to the Custodial Agent the remaining portion of the proceeds, if any, for the benefit of such holders. If, despite using its reasonable efforts, the Remarketing Agent advises the Custodial Agent in writing that it cannot remarket the related Separate Debt Securities of the applicable series of such holders at a price not less than 100% of the aggregate Value of such Separate Debt Securities plus accrued and unpaid interest or, if a condition to the remarketing shall not have been fulfilled, thus in either case resulting in a Failed Remarketing, the Remarketing Agent will promptly return such Separate Debt Securities to the Custodial Agent for redelivery to such holders.

SECTION 5.  VOTING RIGHTS -- DEBT SECURITIES.
            --------------------------------

          The Purchase Contract Agent may exercise, or refrain from exercising, any and all voting and other consensual rights pertaining to the Pledged Debt Securities or any part thereof for any purpose not inconsistent with the terms of this Agreement and in accordance with the terms of the Purchase Contract

Agreement; provided, that the Purchase Contract Agent shall not exercise or, as the case may be, shall not refrain from exercising such right if, in the judgment of the Company, such action would impair or otherwise have a material adverse effect on the value of all or any of the Pledged Debt Securities; and provided, further, that the Purchase Contract Agent shall give the Company and the Collateral Agent at least five days' prior written notice of the manner in which it intends to exercise, or its reasons for refraining from exercising, any such right. Upon receipt of any notices and other communications in respect of any Pledged Debt Securities, including notice of any meeting at which holders of Debt Securities are entitled to vote or solicitation of consents, waivers or proxies of holders of Debt Securities, the Collateral Agent shall use reasonable efforts to send promptly to the Purchase Contract Agent such notice or communication, and as soon as reasonably practicable after receipt of a written request therefor from the Purchase Contract Agent, execute and deliver to the Purchase Contract Agent such proxies and other instruments in respect of such Pledged Debt Securities (in form and substance satisfactory to the Collateral Agent) as are prepared by the Purchase Contract Agent with respect to the Pledged Debt Securities.

SECTION 6.  RIGHTS AND REMEDIES; SUBSTITUTION OF A TREASURY PORTFOLIO FOR
            -------------------------------------------------------------
            DEBT SECURITIES.
            ---------------

  SECTION 6.1.  RIGHTS AND REMEDIES OF THE COLLATERAL AGENT.
                -------------------------------------------

          (a) In addition to the rights and remedies specified in Section 4.4 hereof or otherwise available at law or in equity, after an event of default hereunder, the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (or any successor thereto) as in effect in the State of New York from time to time (the "Code") (whether or not the Code is in effect in the jurisdiction where the rights and remedies are asserted) and the TRADES Regulations and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted. Wherever reference is made in this Agreement to any section of the Code, such reference shall be deemed to include a reference to any provision of the Code which is a successor to, or amendment of, such section. Without limiting the generality of the foregoing, such remedies may include, to the extent permitted by applicable law, (i) retention of the Pledged Debt Securities or other Collateral in full satisfaction of the Holders' obligations under the Purchase Contracts or (ii) sale of the Pledged Debt Securities or other Collateral in one or more public or private sales and application of the proceeds in full satisfaction of the Holders' obligations under the Purchase Contracts.

          (b) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, in the event the Collateral Agent is unable to make payments to the Company on account of the appropriate Pledged Applicable Ownership Interest of a Treasury Portfolio (as specified in clauses (1)(i),
(2)(i), (3)(A)(i) or (3)(B)(i) of the definition of the term Applicable Ownership Interest) or on account of principal payments of any Pledged Treasury Securities as provided in Section 3 hereof in satisfaction of the obligations of the Holder of the Securities of which such Pledged Treasury Securities, or the appropriate Pledged Applicable Ownership Interest of a Treasury Portfolio (as specified in clauses (1)(i), (2)(i), (3)(A)(i) or (3)(B)(i) of the definition of the term Applicable Ownership Interest), as applicable, is a part under the related Purchase Contracts, the inability to make such payments shall constitute an event of default hereunder and the Collateral Agent shall have and may exercise, with reference to such Pledged Treasury Securities, or such appropriate Pledged Applicable Ownership Interest of a Treasury Portfolio (as specified in clauses (1)(i), (2)(i), (3)(A)(i) or (3)(B)(i) of the definition of the term Applicable Ownership Interest), as applicable, and such obligations of such Holder, any and all of the rights and remedies available to a secured party under the Code and the TRADES Regulations after default by a debtor, and as otherwise granted herein or under any other law.

          (c) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, the Collateral Agent is hereby irrevocably authorized to receive and collect all payments of (i) principal of, or interest on, the Pledged Debt Securities, (ii) the principal amount of the Pledged Treasury Securities, or (iii) the appropriate Pledged Applicable Ownership Interest in a Treasury Portfolio, subject, in each case, to the provisions of
Section 3, and as otherwise granted herein.

          (d) The Purchase Contract Agent individually and as attorney-in-fact for each Holder of Securities, in the event such Holder becomes the Holder of Treasury Units or Corporate Units, agrees that, from time to time, upon the written request of the Collateral Agent, the Purchase Contract Agent or such Holder shall execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order to maintain the Pledge, and the perfection and priority thereof, and to confirm the rights of the Collateral Agent hereunder. The Purchase Contract Agent shall have no liability to any Holder for executing any documents or taking any such acts requested by the Collateral Agent hereunder, except for liability for its own negligent act, its own negligent failure to act or its own willful misconduct.

  SECTION 6.2.  SUBSTITUTION OF A TREASURY PORTFOLIO FOR DEBT SECURITIES.
                --------------------------------------------------------

          (a) Upon the occurrence of a Tax Event Redemption prior to the Second Purchase Contract Settlement Date, the Collateral Agent will, upon the written instruction of the Company and the Purchase Contract Agent, deliver the Applicable Principal Amount of Pledged Debt Securities to the Trustee for payment of the Redemption Price. The Collateral Agent shall, or in the event the Pledged Debt Securities are registered in the name of the Purchase Contract Agent, the Purchase Contract Agent shall, direct the Trustee to pay the Redemption Price therefor payable on the Tax Event Redemption Date on or prior to 12:30 p.m., New York City time, such Redemption Price to be paid by check or wire transfer in immediately available funds at such place and at such account as may be designated by the Collateral Agent. In the event the Collateral Agent receives such Redemption Price, the Collateral Agent will, at the written direction of the Company, apply an amount equal to the Redemption Amount of such Redemption Price to purchase from the Quotation Agent, the Tax Event Treasury Portfolio and promptly remit the remaining portion of such Redemption Price to the Purchase Contract Agent for payment to the Holders of Corporate Units. The Collateral Agent shall Transfer the Tax Event Treasury Portfolio to the Collateral Account in the manner specified herein for Pledged Debt Securities to secure the obligation of all Holders of Corporate Units to purchase Common Stock of the Company under the Purchase Contracts constituting a part of such Corporate Units, in substitution for the Pledged Debt Securities. Thereafter the Collateral Agent shall have such security interests, rights and obligations with respect to the Tax Event Treasury Portfolio as it had in respect of the Pledged

Debt Securities, as provided in Sections 2, 3, 4, 5 and 6, and any reference herein to the Pledged Debt Securities shall be deemed to be a reference to such Tax Event Treasury Portfolio.

          (b) Upon the successful remarketing of Series K Notes on the third Business Day immediately preceding August 16, 2004, the proceeds of such remarketing (after deducting any Remarketing Fee) shall be delivered to the Collateral Agent in exchange for the Pledged Series K Notes. Pursuant to the terms of this Agreement, the Collateral Agent will apply an amount equal to the 3-Year Treasury Portfolio Purchase Price to purchase on behalf of the Holders of Corporate Units the 3-Year Treasury Portfolio and promptly remit the remaining portion of such proceeds to the Purchase Contract Agent for payment to the Holders of such Corporate Units. The 3-Year Treasury Portfolio will be substituted for the outstanding Pledged Series K Notes, and will be held by the Collateral Agent in accordance with the terms of this Agreement to secure the obligation of each Holder of a Corporate Unit to purchase the Common Stock of the Company on the First Purchase Contract Settlement Date under the Purchase Contract constituting a part of such Corporate Unit. Following the remarketing of the Pledged Series K Notes on the third business day immediately preceding August 16, 2004, the Holders of Corporate Units and the Collateral Agent shall have such security interests, rights and obligations with respect to the 3-Year Treasury Portfolio as the Holder of Corporate Units and the Collateral Agent had in respect of the Pledged Series K Notes subject to the Pledge thereof as provided in Sections 2, 3, 4, 5 and 6 of this Agreement, and any reference herein to the Pledged Series K Notes shall be deemed to be reference to such 3-Year Treasury Portfolio.

          (c) Upon the successful remarketing of Series L Notes on the third Business Day immediately preceding August 16, 2005, the proceeds of such remarketing (after deducting any Remarketing Fee) shall be delivered to the Collateral Agent in exchange for the Pledged Series L Notes. Pursuant to the terms of the this Agreement, the Collateral Agent will apply an amount equal to the 4-Year Treasury Portfolio Purchase Price to purchase on behalf of the Holders of Corporate Units the 4-Year Treasury Portfolio and promptly remit the remaining portion of such proceeds to the Purchase Contract Agent for payment to the Holders of such Corporate Units. The 4-Year Treasury Portfolio will be substituted for the outstanding Pledged Series L Notes, and will be held by the Collateral Agent in accordance with the terms of this Agreement to secure the obligation of each Holder of a Corporate Unit to purchase the Common Stock of the Company on the Second Purchase Contract Settlement Date under the Purchase Contract constituting a part of such Corporate Unit. Following the remarketing of the Pledged Series L Notes on the third business day immediately preceding August 16, 2005, the Holders of Corporate Units and the Collateral Agent shall have such security interests, rights and obligations with respect to the 4-Year Treasury Portfolio as the Holder of Corporate Units and the Collateral Agent had in respect of the Pledged Series L Notes subject to the Pledge thereof as provided in Sections 2, 3, 4, 5 and 6 of this Agreement, and any reference herein to the Pledged Series L Notes shall be deemed to be reference to such 4-Year Treasury Portfolio.

  SECTION 6.3.  SUBSTITUTIONS.
                -------------

          Whenever a Holder has the right to substitute Treasury Securities, Debt Securities or the appropriate Applicable Ownership Interest in a Treasury Portfolio, as the case may be, for Collateral held by the Collateral Agent, such substitution shall not constitute a novation of the security interest created hereby.

SECTION 7.  REPRESENTATIONS AND WARRANTIES; COVENANTS.
            -----------------------------------------

  SECTION 7.1.  REPRESENTATIONS AND WARRANTIES.
                ------------------------------

          The Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any representation or warranty made by or on behalf of a Holder), hereby represent and warrant to the Collateral Agent, which representations and warranties shall be deemed repeated on each day a Holder Transfers Collateral that:

          (a) such Holder has the power to grant a security interest in and lien on the Collateral;

          (b) such Holder is the sole beneficial owner of the Collateral and, in the case of Collateral delivered in physical form, is the sole holder of such Collateral and is the sole beneficial owner of, or has the right to Transfer, the Collateral it Transfers to the Collateral Agent, free and clear of any security interest, lien, encumbrance, call, liability to pay money or other restriction other than the security interest and lien granted under Section 2 hereof;

          (c) upon the Transfer of the Collateral to the Collateral Account or physical delivery of the Debt Securities to the Collateral Agent, the Collateral Agent, for the benefit of the Company, will have a valid and perfected first priority security interest therein (assuming that any central clearing operation or any Intermediary or other entity not within the control of the Holder involved in the Transfer of the Collateral, including the Collateral Agent, gives the notices and takes the action required of it hereunder and under applicable law for perfection of that interest and assuming the establishment and exercise of control pursuant to Section 2.2 hereof); and

          (d) the execution and performance by the Holder of its obligations under this Agreement will not result in the creation of any security interest, lien or other encumbrance on the Collateral other than the security interest and lien granted under Section 2 hereof or violate any provision of any existing law or regulation applicable to it or of any mortgage, charge, pledge, indenture, contract or undertaking to which it is a party or which is binding on it or any of its assets.

  SECTION 7.2.  COVENANTS.
                ---------

          The Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any covenant made by or on behalf of a Holder), hereby covenant to the Collateral Agent that for so long as the Collateral remains subject to the Pledge:

          (a) neither the Purchase Contract Agent nor such Holders will create or purport to create or allow to subsist any mortgage, charge, lien, pledge or any other security interest whatsoever over the Collateral or any part of it other than pursuant to this Agreement; and

          (b) neither the Purchase Contract Agent nor such Holders will sell or otherwise dispose (or attempt to dispose) of the Collateral or any part of it except for the beneficial interest therein, subject to the pledge hereunder, transferred in connection with the Transfer of the Securities.

SECTION 8.  THE COLLATERAL AGENT.
            --------------------

  SECTION 8.1.  APPOINTMENT, POWERS AND IMMUNITIES.
                ----------------------------------

          The Collateral Agent shall act as Agent for the Company hereunder with such powers as are specifically vested in the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Each of the Collateral Agent, the Custodial Agent and the Securities
Intermediary: (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants or obligations shall be inferred from this Agreement against any of them, nor shall any of them be bound by the provisions of any agreement by any party hereto beyond the specific terms hereof; (b) shall not be responsible for any recitals contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement, the Securities or the Purchase Contract Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement (other than as against the Collateral Agent), the Securities or the Purchase Contract Agreement or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person (except the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be) to perform any of its obligations hereunder or thereunder or for the perfection, priority or, except as expressly required hereby, maintenance of any security interest created hereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder (except in the case of the Collateral Agent, pursuant to directions furnished under Section 8.2 hereof, subject to Section 8.6 hereof); (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith or therewith, except for its own negligence or willful misconduct; and (e) shall not be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, the Securities or other property deposited hereunder. Subject to the foregoing, during the term of this Agreement, the Collateral Agent shall take all reasonable action in connection with the safekeeping and preservation of the Collateral hereunder.

          No provision of this Agreement shall require the Collateral Agent, the Custodial Agent or the Securities Intermediary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. In no event shall the Collateral Agent, the Custodial Agent or the Securities Intermediary be liable for any amount in excess of the Value of the Collateral. Notwithstanding the foregoing, the Collateral Agent, the Custodial Agent and Securities Intermediary, each in its individual capacity, hereby waive any right of setoff, bankers lien, liens or perfection rights as securities intermediary or any counterclaim with respect to any of the Collateral.

  SECTION 8.2.  INSTRUCTIONS OF THE COMPANY.
                ---------------------------

          The Company shall have the right, by one or more instruments in writing executed and delivered to the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, to direct the time, method and place of conducting any proceeding for the realization of any right or remedy available to the Collateral Agent, or of exercising any power conferred on the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, or to direct the taking or refraining from taking of any action authorized by this Agreement; provided, however, that (i) such direction shall not conflict with the provisions of any law or of this Agreement and (ii) the Collateral Agent, the Custodial Agent and the Securities Intermediary shall be adequately indemnified as provided herein. Nothing in this Section 8.2 shall impair the right of the Collateral Agent in its discretion to take any action or omit to take any action which it deems proper and which is not inconsistent with such direction.

  SECTION 8.3.  RELIANCE BY COLLATERAL AGENT.
                ----------------------------

          Each of the Securities Intermediary, the Custodial Agent and the Collateral Agent shall be entitled conclusively to rely upon any certification, order, judgment, opinion, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex or facsimile) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (without being required to determine the correctness of any fact stated therein), and upon advice and statements of legal counsel and other experts selected by the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be. As to any matters not expressly provided for by this Agreement, the Collateral Agent, the Custodial Agent and the Securities Intermediary shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Company in accordance with this Agreement.

  SECTION 8.4.  RIGHTS IN OTHER CAPACITIES.
                --------------------------

          The Collateral Agent, the Custodial Agent and the Securities Intermediary and their affiliates may (without having to account therefor to the Company) accept deposits from, lend money to, make their investments in and generally engage in any kind of banking, trust or other business with the Purchase Contract Agent and any Holder of Securities (and any of their respective subsidiaries or affiliates) as if it were not acting as the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, and the Collateral Agent, the Custodial Agent and the Securities Intermediary and their affiliates may accept fees and other consideration from the Purchase Contract Agent and any Holder of Securities without having to account for the same to the Company; provided that each of the Securities Intermediary, the Custodial Agent and the Collateral Agent covenants and agrees with the Company that it shall not accept, receive or permit there to be created in favor of itself and shall take no affirmative action to permit there to be created in favor of any other Person, any security interest, lien or other encumbrance of any kind in or upon the Collateral.

  SECTION 8.5.  NON-RELIANCE ON COLLATERAL AGENT.
                --------------------------------

          None of the Securities Intermediary, the Custodial Agent or the Collateral Agent shall be required to keep itself informed as to the performance or observance by the Purchase Contract Agent or any Holder of Securities of this Agreement, the Purchase Contract Agreement, the Securities or any other document referred to or provided for herein or therein or to inspect the properties or books of the Purchase Contract Agent or any Holder of Securities. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall not have any duty or responsibility to provide the Company with any credit or other information concerning the affairs, financial condition or business of the Purchase Contract Agent or any Holder of Securities (or any of their respective affiliates) that may come into the possession of the Collateral Agent, the Custodial Agent or the Securities Intermediary or any of their respective affiliates.

  SECTION 8.6.  COMPENSATION AND INDEMNITY.
                --------------------------

          The Company agrees: (i) to pay each of the Collateral Agent and the Custodial Agent from time to time such compensation as shall be agreed in writing between the Company and the Collateral Agent or the Custodial Agent, as the case may be, for all services rendered by each of them hereunder and (ii) to indemnify the Collateral Agent, the Custodial Agent and the Securities Intermediary for, and to hold each of them harmless from and against, any loss, liability or reasonable out-of-pocket expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of its powers and duties under this Agreement, including the reasonable out-of-pocket costs and expenses (including reasonable fees and expenses of counsel) of defending itself against any claim or liability in connection with the exercise or performance of such powers and duties. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall each promptly notify the Company of any third party claim which may give rise to indemnity hereunder and give the Company the opportunity to participate in the defense of such claim with counsel reasonably satisfactory to the indemnified party, and no such claim shall be settled without the written consent of the Company, which consent shall not be unreasonably withheld.

  SECTION 8.7.  FAILURE TO ACT.
                --------------

          In the event of any ambiguity in the provisions of this Agreement or any dispute between or conflicting claims by or among the parties hereto or any other Person with respect to any funds or property deposited hereunder, the Collateral Agent and the Custodial Agent shall be entitled, after prompt notice to the Company and the Purchase Contract Agent, at its sole option, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and neither the Collateral Agent nor the Custodial Agent shall be or become liable in any way to any of the parties hereto for its failure or refusal to comply with such conflicting claims, demands or instructions. The Collateral Agent and the Custodial Agent shall be entitled to refuse to act until either (i) such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing, satisfactory to the Collateral Agent or the Custodial Agent, as the case may be, or (ii) the Collateral Agent or the Custodial Agent, as the case may be, shall have received security or an indemnity satisfactory to the Collateral Agent or the Custodial Agent, as the case may be, sufficient to save the Collateral Agent or the Custodial Agent, as the case may be, harmless from and against any and all loss, liability or reasonable out-of-pocket expense which the Collateral Agent or the Custodial Agent, as the case may be, may without negligence, willful misconduct, or bad faith on its part incur by reason of its acting. The Collateral Agent or the Custodial Agent may in addition elect to commence an interpleader action or seek other judicial relief or orders as the Collateral Agent or the Custodial Agent, as the case may be, may deem necessary. Notwithstanding anything contained herein to the contrary, neither the Collateral Agent nor the Custodial Agent shall be required to take any action that is in its opinion contrary to law or to the terms of this Agreement, or which would in its opinion subject it or any of its officers, employees or directors to liability.

  SECTION 8.8.  RESIGNATION OF COLLATERAL AGENT.
                -------------------------------

          Subject to the appointment and acceptance of a successor Collateral Agent or Custodial Agent as provided below, (a) the Collateral Agent and the Custodial Agent may resign at any time by giving notice thereof to the Company and the Purchase Contract Agent as attorney-in-fact for the Holders of Securities, (b) the Collateral Agent and the Custodial Agent may be removed at any time by the Company and (c) if the Collateral Agent or the Custodial Agent fails to perform any of its material obligations hereunder in any material respect for a period of not less than 20 days after receiving written notice of such failure by the Purchase Contract Agent and such failure shall be continuing, the Collateral Agent or the Custodial Agent may be removed by the Purchase Contract Agent. The Purchase Contract Agent shall promptly notify the Company of any removal of the Collateral Agent pursuant to clause (c) of the immediately preceding sentence. Upon any such resignation or removal, the Company shall have the right to appoint a successor Collateral Agent or Custodial Agent, as the case may be. If no successor Collateral Agent or Custodial Agent, as the case may be, shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Collateral Agent's or Custodial Agent's giving of notice of resignation or such removal, then the retiring Collateral Agent or Custodial Agent, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent or Custodial Agent, as the case may be. Each of the Collateral Agent and the Custodial Agent shall be a bank which has an office in New York, New York with a combined capital and surplus of at least $75,000,000. Upon the acceptance of any appointment as Collateral Agent or Custodial Agent, as the case may be, hereunder by a successor Collateral Agent or Custodial Agent, as the case may be, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent or Custodial Agent, as the case may be, and the retiring Collateral Agent or Custodial Agent, as the case may be, shall take all appropriate action to transfer any money and property held by it hereunder (including the Collateral) to such successor. The retiring Collateral Agent or Custodial Agent shall, upon such succession, be discharged from its duties and obligations as Collateral Agent or Custodial Agent hereunder. After any retiring Collateral Agent's or Custodial Agent's resignation hereunder as Collateral Agent or Custodial Agent, the provisions of this Section 8 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent or Custodial Agent. Any resignation or removal of the Collateral Agent hereunder shall be deemed for all purposes of this Agreement as the simultaneous resignation or removal of the Custodial Agent and the Securities Intermediary.

  SECTION 8.9.  RIGHT TO APPOINT AGENT OR ADVISOR.
                ---------------------------------

          The Collateral Agent shall have the right to appoint agents or advisors in connection with any of its duties hereunder, and the Collateral Agent shall not be liable for any action taken or omitted by, or in reliance upon the advice of, such agents or advisors selected in good faith. The appointment of agents pursuant to this Section 8.9 shall be subject to prior consent of the Company, which consent shall not be unreasonably withheld.

  SECTION 8.10.  SURVIVAL.
                 --------

          The provisions of this Section 8 shall survive termination of this Agreement and the resignation or removal of the Collateral Agent or the Custodial Agent.

  SECTION 8.11.  EXCULPATION.
                 -----------

          Anything in this Agreement to the contrary notwithstanding, in no event shall any of the Collateral Agent, the Custodial Agent or the Securities Intermediary or their officers, employees or agents be liable under this Agreement to any third party for indirect, special, punitive, or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Collateral Agent, the Custodial Agent or the Securities Intermediary, or any of them, incurred without any act or deed that is found to be attributable to gross negligence or willful misconduct on the part of the Collateral Agent, the Custodial Agent or the Securities Intermediary.

SECTION 9.  AMENDMENT.
            ---------

  SECTION 9.1.  AMENDMENT WITHOUT CONSENT OF HOLDERS.
                ------------------------------------

          Without the consent of any Holders or the holders of any Separate Debt Securities, the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, at any time and from time to time, may amend this Agreement, in form satisfactory to the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, for any of the following purposes:

          (a) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company; or

          (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company so long as such covenants or such surrender do not adversely affect the validity, perfection or priority of the security interests granted or created hereunder; or

          (c) to evidence and provide for the acceptance of appointment hereunder by a successor Collateral Agent, Custodial Agent, Securities Intermediary or Purchase Contract Agent; or

          (d) to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other such provisions herein, or to make any other provisions with respect to such matters or questions arising under this Agreement, provided such action shall not adversely affect the interests of the Holders.

  SECTION 9.2.  AMENDMENT WITH CONSENT OF HOLDERS.
                ---------------------------------

          With the consent of the Holders of not less than a majority of the Purchase Contracts at the time outstanding, by Act of said Holders delivered to the Company, the Purchase Contract Agent or the Collateral Agent, as the case may be, the Company, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Securities Intermediary may amend this Agreement for the purpose of modifying in any manner the provisions of this Agreement or the rights of the Holders in respect of the Securities; provided, however, that no such supplemental agreement shall, without the consent of the Holder of each Outstanding Security adversely affected thereby,

          (a) change the amount or type of Collateral underlying a Security (subject to the rights of Holders to make Collateral Substitutions as contemplated by Sections 4.1 and 4.2), impair the right of the Holder of any Security to receive distributions on the underlying Collateral or otherwise adversely affect the Holder's rights in or to such Collateral; or

          (b) otherwise effect any action that would require the consent of the Holder of each Outstanding Security affected thereby pursuant to the Purchase Contract Agreement if such action were effected by an agreement supplemental thereto; or

          (c) reduce the percentage of Purchase Contracts the consent of whose Holders is required for any such amendment.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

  SECTION 9.3.  EXECUTION OF AMENDMENTS.
                -----------------------

          In executing any amendment permitted by this Section, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent shall be entitled to receive and (subject to Section 6.1 hereof, with respect to the Collateral Agent, and Section 7.1 of the Purchase Contract Agreement, with respect to the Purchase Contract Agent) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent, if any, to the execution and delivery of such amendment have been satisfied.

  SECTION 9.4.  EFFECT OF AMENDMENTS.
                --------------------

          Upon the execution of any amendment under this Section 9, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered under the Purchase Contract Agreement shall be bound thereby.

  SECTION 9.5.  REFERENCE TO AMENDMENTS.
                -----------------------

          Security Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any amendment pursuant to this Section may, and shall if required by the Collateral Agent or the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent and the Collateral Agent as to any matter provided for in such amendment. If the Company shall so determine, new Security Certificates so modified as to conform, in the opinion of the Collateral Agent, the Purchase Contract Agent and the Company, to any such amendment may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in accordance with the Purchase Contract Agreement in exchange for Outstanding Security Certificates.

SECTION 10.  MISCELLANEOUS.
             -------------

  SECTION 10.1.  NO WAIVER.
                 ---------

          No failure on the part of the Collateral Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

  SECTION 10.2.  GOVERNING LAW.
                 -------------

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Without limiting the foregoing, the above choice of law is expressly agreed to by the Company, the Securities Intermediary, the Custodial Agent, the Collateral Agent and the Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, in connection with the establishment and maintenance of the Collateral Account. The Company, the Collateral Agent and the Holders from time to time of the Securities, acting through the Purchase Contract Agent as their attorney-in-fact, hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Collateral Agent and the Holders from time to time of the Securities, acting through the Purchase Contract Agent as their attorney-in-fact, irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

  SECTION 10.3.  NOTICES.
                 -------

          All notices, requests, consents and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the

"Address for Notices" specified below its name on the signature pages hereof (or in the case of Holders, may be made and deemed given as provided in Sections 1.5 and 1.6 of the Purchase Contract Agreement) or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid (except as aforesaid).

  SECTION 10.4.  SUCCESSORS AND ASSIGNS.
                 ----------------------

          This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, and the Holders from time to time of the Securities, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions hereof and to have ratified the agreements of, and the grant of the Pledge hereunder by, the Purchase Contract Agent.

  SECTION 10.5.  COUNTERPARTS.
                 ------------

          This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

  SECTION 10.6.  SEVERABILITY.
                 ------------

          If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

  SECTION 10.7.  EXPENSES, ETC.
                 -------------

          The Company agrees to reimburse the Collateral Agent and the Custodial Agent for: (a) all reasonable out-of-pocket costs and expenses of the Collateral Agent and the Custodial Agent (including, without limitation, the reasonable fees and expenses of the necessary services of a Securities Intermediary and of counsel to the Collateral Agent and the Custodial Agent), in connection with (i) the negotiation, preparation, execution and delivery or performance of this Agreement and (ii) any modification, supplement or waiver of any of the terms of this Agreement; (b) all reasonable costs and expenses of the Collateral Agent (including, without limitation, reasonable fees and expenses of counsel) in connection with (i) any enforcement or proceedings resulting or incurred in connection with causing any Holder of Securities to satisfy its obligations under the Purchase Contracts forming a part of the Securities and (ii) the enforcement of this Section 10.7; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated hereby.

  SECTION 10.8.  SECURITY INTEREST ABSOLUTE.
                 --------------------------

          All rights of the Collateral Agent and security interests hereunder, and all obligations of the Holders from time to time hereunder, shall be absolute and unconditional irrespective of:

          (a) any lack of validity or enforceability of any provision of the Purchase Contracts or the Securities or any other agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or any other term of, or any increase in the amount of, all or any of the obligations of Holders of Securities under the related Purchase Contracts, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Purchase Contract Agreement or any Purchase Contract or any other agreement or instrument relating thereto; or

          (c) any other circumstance which might otherwise constitute a defense available to, or discharge of, a borrower, a guarantor or a pledgor.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                       TXU CORP.


                                       By:  /s/ Michael J. McNally
                                          ------------------------------------
                                          Name:  Michael J. McNally
                                          Title: Executive Vice President


                                       Address for Notices:


                                       TXU Corp.
                                       Energy Plaza
                                       1601 Bryan Street
                                       Dallas, Texas 75201
                                       Attention: Treasurer
                                       Telecopy: 214-812-8998

                                       THE BANK OF NEW YORK
                                       as Purchase Contract Agent and as
                                       attorney-in-fact of the Holders from
                                       time to time of the Securities


                                       By:  /s/ Remo J. Reale
                                          ------------------------------------
                                          Name:  Remo J. Reale
                                          Title: Vice President


                                       Address for Notices:


                                       The Bank of New York
                                       101 Barclay Street
                                       New York, New York  10286
                                       Attention: Corporate Trust Administration
                                       Telecopy:  (212) 815-5915

                                       THE CHASE MANHATTAN BANK
                                       as Collateral Agent, Custodial
                                       Agent and as Securities Intermediary


                                       By:   /s/ James P. Freeman
                                          ------------------------------------
                                          Name:  James P. Freeman
                                          Title: Vice President


                                       Address for Notices:


                                       The Chase Manhattan Bank
                                       450 West 33rd Street, 15th Floor
                                       New York, New York  10001
                                       Attention: Global Trust Services
                                       Telecopy:  (212) 946-8159

                                                                       EXHIBIT A


          INSTRUCTION FROM PURCHASE CONTRACT AGENT TO COLLATERAL AGENT

The Chase Manhattan Bank, as Collateral Agent
450 West 33rd Street, 15th Floor
New York, New York  10001

Attention: Global Trust Services


          Re:  Securities of TXU Corp. (the "Company")

          We hereby notify you in accordance with Section [4.1] [4.2] of the Pledge Agreement, dated as of October 1, 2001, (the "Pledge Agreement") among the Company, yourselves, as Collateral Agent, Custodial Agent and Securities Intermediary and ourselves, as Purchase Contract Agent and as attorney-in-fact for the Holders of [Corporate Units] [Treasury Units] from time to time, that the Holder of Securities listed below (the "Holder") has elected to substitute [$_____ principal amount at maturity of [3-Year] [4-Year] Treasury Securities] [$_______ principal amount of [Series K Notes] [Series L Notes] [the appropriate Applicable Ownership Interest in the [3-Year] [4-Year] [Tax Event] Treasury Portfolio] in exchange for an equal Value of Pledged [Series K Notes] [Series L Notes] [the appropriate Applicable Ownership Interest in the [3-Year] [4-Year] [Tax Event] Treasury Portfolio] [3-Year] [4-Year] Treasury Securities] held by you in accordance with the Pledge Agreement and has delivered to us a notice stating that the Holder has Transferred [Series K Notes] [Series L Notes] [appropriate Applicable Ownership Interest in the [3-Year] [4-Year] [Tax Event] Treasury Portfolio] [3-Year] [4-Year] Treasury Securities] to you, as Collateral Agent. We hereby instruct you, upon receipt of such [Treasury Securities] [Series K Notes] [Series L Notes] [appropriate Applicable Ownership Interest in the [3-Year] [4-Year] [Tax Event] Treasury Portfolio] so Transferred, to release the Pledged [Series K Notes] [Series L Notes] [appropriate Applicable Ownership Interest in the [3-Year] [4-Year] [Tax Event] Treasury Portfolio] [3-Year] [4-Year] Treasury Securities] related to such [Corporate Units] [Treasury Units] to us in accordance with the Holder's instructions. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Date:
     --------------------               ---------------------------------------


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:
                                           Signature Guarantee:
                                                               ----------------

Please print name and address of registered Holder electing to substitute [Treasury Securities] [Debt Securities] [appropriate Applicable Ownership Interest in the Treasury Portfolio] for [Pledged Debt Securities] [Treasury Portfolio] [Pledged Treasury Securities]:

------------------------------          ----------------------------------------
            Name                        Social Security or other Taxpayer
                                        Identification Number, if any


          Address


------------------------------

------------------------------

------------------------------

                                                                       EXHIBIT B


                     INSTRUCTION TO PURCHASE CONTRACT AGENT

The Bank of New York
101 Barclay Street
New York, New York  10286

Attention:  Corporate Trust Administration

          Re:  Securities of TXU Corp. (the "Company")

          The undersigned Holder hereby notifies you that it has delivered to The Chase Manhattan Bank, as Collateral Agent, [$_______ principal amount at maturity of [3-Year] [4-Year] Treasury Securities] [$_______ principal amount of [Series K Notes] [Series L Notes] [Stated Amount of the appropriate Applicable Ownership Interest in the Treasury Portfolio] in exchange for an equal Value of [Pledged [Series K Notes] [Series L Notes] or the appropriate Pledged Applicable Ownership Interest in the [3-Year] [4-Year] [Tax Event] Treasury Portfolio] [Pledged [3-Year] [4-Year] Treasury Securities] held by the Collateral Agent, in accordance with Section [4.1] [4.2] of the Pledge Agreement, dated as of October 1, 2001 (the "Pledge Agreement"), among you, the Company and the Collateral Agent. The undersigned Holder hereby instructs you to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the [Pledged Debt Securities or the appropriate Pledged Applicable Ownership Interest in the [3-Year] [4-Year] [Tax Event] Treasury Portfolio] [Pledged [3-Year] [4-Year] Treasury Securities] related to such [Corporate Units] [Treasury Units]. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Date:
     --------------------               ---------------------------------------


                                        Signature Guarantee:
                                                            -------------------

Please print name and address of Registered Holder:


------------------------------          ----------------------------------------
            Name                        Social Security or other Taxpayer
                                        Identification Number, if any


          Address


------------------------------

------------------------------

------------------------------

                                                                       EXHIBIT C


              INSTRUCTION TO CUSTODIAL AGENT REGARDING REMARKETING

          Re:  Securities of TXU Corp. (the "Company")

          The undersigned hereby notifies you in accordance with Section 4.6(c) of the Pledge Agreement, dated as of October 1, 2001 (the "Pledge Agreement"), among the Company, yourselves, as Collateral Agent, Securities Intermediary and Custodial Agent, and The Bank of New York, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units and Treasury Units from time to time, that the undersigned elects to deliver $________ principal amount of [Series K Notes] [Series L Notes] for delivery to the Remarketing Agent on the fourth Business Day immediately preceding the [Series K] [Series L] Reset Date for remarketing pursuant to Section 4.6(c) of the Pledge Agreement. The undersigned will, upon request of the Remarketing Agent, execute and deliver any additional documents deemed by the Remarketing Agent or by the Company to be necessary or desirable to complete the sale, assignment and transfer of the [Series K Notes] [Series L Notes] tendered hereby.

          The undersigned hereby instructs you, upon receipt of the Proceeds of such remarketing from the Remarketing Agent to deliver such Proceeds to the undersigned in accordance with the instructions indicated herein under "A. Payment Instructions". The undersigned hereby instructs you, in the event of Failed Remarketing, upon receipt of the [Series K Notes] [Series L Notes] tendered herewith from the Remarketing Agent, to deliver such Debt Securities to the person(s) and the address(es) indicated herein under "B. Delivery Instructions."

          With this notice, the undersigned hereby (i) represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the [Series K Notes] [Series L Notes] tendered hereby and that the undersigned is the record owner of any [Series K Notes] [Series L Notes] tendered herewith in physical form or a participant in The Depositary Trust Company ("DTC") and the beneficial owner of any Debt Securities tendered herewith by book-entry transfer to your account at DTC and (ii) agrees to be bound by the terms and conditions of Section 4.6(c) of the Pledge Agreement. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Date:
     --------------------               ---------------------------------------


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:
                                           Signature Guarantee:
                                                               ----------------

Please print name and address:


------------------------------          ----------------------------------------
            Name                        Social Security or other Taxpayer
                                        Identification Number, if any


          Address


------------------------------

------------------------------

------------------------------

A.   PAYMENT INSTRUCTIONS               B.   DELIVERY INSTRUCTIONS

Proceeds of the remarketing should be   In the event of a Failed Remarketing,
paid by check in the name of the        [Series K Notes] [Series L Notes] which
person(s) set forth below and           are in physical form should be
mailed to the address set               delivered to the person(s) set forth
forth below.                            below and mailed to the address set
                                        forth below.

Name(s)                                 Name(s)

-----------------------------------     -----------------------------------
          (Please Print)                          (Please Print)


Address                                 Address


-----------------------------------     -----------------------------------

-----------------------------------     -----------------------------------
          (Please Print)                         (Please Print)

-----------------------------------     -----------------------------------
            (Zip Code)                             (Zip Code)

-----------------------------------     -----------------------------------
     Tax Identification or Social          (Tax Identification or Social
           Security Number)                       Security Number)

                                        In the event of a Failed Remarketing,
                                        [Series K Notes] [Series L Notes]
                                        which are in book-entry form should
                                        be credited to the account at The
                                        Depositary Trust Company set forth
                                        below.

                                             ----------------------------
                                                  DTC Account Number

                                        Name of Account
                                          Party:
                                                -------------------------------

                                                                       EXHIBIT D


                    INSTRUCTION TO CUSTODIAL AGENT REGARDING
                           WITHDRAWAL FROM REMARKETING

The Chase Manhattan Bank, as Custodial Agent
450 West 33rd Street, 15th Floor
New York, New York  10001

Attention: Global Trust Services

          Re:  Securities of TXU Corp. (the "Company")

          The undersigned hereby notifies you in accordance with Section 4.6(c) of the Pledge Agreement, dated as of October 1, 2001 (the "Pledge Agreement") among the Company, yourselves, as Collateral Agent, Securities Intermediary and Custodial Agent and The Bank of New York, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units and Treasury Units from time to time, that the undersigned elects to withdraw the $_____ principal amount of [Series K Notes] [Series L Notes] delivered to the Custodial Agent on ____________ for remarketing pursuant to Section 4.6(c) of the Pledge Agreement. The undersigned hereby instructs you to return such [Series K Notes] [Series L Notes] to the undersigned in accordance with the undersigned's instructions. With this notice, the Undersigned hereby agrees to be bound by the terms and conditions of Section 4.6(c) of the Pledge Agreement. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

Date:
     --------------------               ---------------------------------------


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:
                                           Signature Guarantee:
                                                               ----------------

Please print name and address:


------------------------------          ----------------------------------------
            Name                        Social Security or other Taxpayer
                                        Identification Number, if any


          Address


------------------------------

------------------------------

------------------------------